                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                AMENDMENT NO. 1 TO FORM 8-K DATED AUGUST 30, 2002

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 13, 2002
                               (August 30, 2002)

                          CAL DIVE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


           MINNESOTA                    000-22739                95-3409686
  (State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)


         400 N. SAM HOUSTON PARKWAY E., SUITE 400, HOUSTON, TEXAS 77060
               (Address of Principal Executive Offices) (Zip Code)

                                 (281) 618-0400
              (Registrant's telephone number, including area code)

                                      None
        (Former name, former address and former fiscal year, if changed since last report)

The undersigned registrant, Cal Dive International, Inc. ("Cal Dive" and "the Company"), hereby amends Item 7. "Financial Statements, Pro Forma Financial Information and Exhibits" of its Current Report on Form 8-K, dated August 30, 2002.

This Form 8-K/A includes or incorporates by reference certain statements that may be deemed "forward looking statements" under applicable law. Forward looking statements and assumptions in this Form 8-K/A that are not statements of historical fact involve risks and assumptions that could cause actual results to vary materially from those predicted, including among other things, unexpected delays and operational issues associated with turnkey projects, the price of crude oil and natural gas, offshore weather conditions, change in site conditions, and capital expenditures by customers. The Company strongly encourages readers to note that some or all of the assumptions, upon which such forward looking statements are based, are beyond the Company's ability to control or estimate precisely, and may in some cases be subject to rapid and material change.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Attached hereto as Schedule A is the audited Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Property Purchased from Shell Oil Company ("Shell") by Energy Resource Technology, Inc. (a wholly-owned subsidiary of Cal Dive International, Inc.) for each of the years ended December 31, 2001 and 2000 and the related notes thereto, together with the Report of Independent Accountants of PricewaterhouseCoopers LLP concerning the statement and related notes. The property acquired is herein referred to as the "Acquisition".

(B) PRO FORMA FINANCIAL INFORMATION

Attached hereto as Schedule B for Cal Dive are the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2001 and for the six months ended June 30, 2002, the Unaudited Pro forma Condensed Consolidated Balance Sheet as of June 30, 2002, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition.

(C) EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------
10.1                    Asset Purchase Agreement by and among Energy Resource
                        Technology, Inc. and Shell Oil Company dated August 30,
                        2002. (1)

23.1+                   Consent of PricewaterhouseCoopers LLP.

+ Filed herewith

(1) Filed as an exhibit to the Company's Form 8-K dated August 30, 2002 and filed with the Securities and Exchange Commission September 16, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CAL DIVE INTERNATIONAL, INC.

Date:  November 13, 2002               By: /s/ Owen Kratz
                                          --------------------------------------
                                          Owen Kratz
                                          Chief Executive Officer

Date:  November 13, 2002               By: /s/ A. Wade Pursell
                                           -------------------------------------
                                           A. Wade Pursell
                                           Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS OF CAL DIVE INTERNATIONAL, INC.:

We have audited the accompanying Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Property Purchased from Shell Oil Company for each of the years ended December 31, 2001 and December 31, 2000. This financial statement is the responsibility of Cal Dive International, Inc. and Shell Oil Company management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Cal Dive International, Inc.'s Form 8-K and is not intended to be a complete presentation of the property described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses as described in Note 2 for each of the years ended December 31, 2001 and December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


PricewaterhouseCoopers LLP



Houston, Texas
November 13, 2002

                                   SCHEDULE A

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
          STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTY PURCHASED FROM SHELL OIL COMPANY
                                 (IN THOUSANDS)


                                                                      Six Months                       For The Years
                                                                    Ended June 30,                   Ended December 31,
                                                                 2002           2001                 2001            2000
                                                            ----------------------------------------------------------------
                                                                     (unaudited)

Revenues   ............................................     $     14,701     $      19,284      $    32,621          $33,778
Direct operating expenses..............................            3,252             5,775            8,054            6,426
                                                            -------------    --------------     ------------    -------------
Excess of revenues over direct operating expenses......          $11,449           $13,509          $24,567          $27,352
                                                            =============    ==============     ============    =============


    The accompanying notes are an integral part of this financial statement.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
          NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTY PURCHASED FROM SHELL OIL COMPANY

(1)  THE PROPERTY

     On August 30, 2002, Energy Resource Technology, Inc. ("ERT"), a wholly owned subsidiary of Cal Dive International, Inc. ("Cal Dive") acquired a 74.8% working interest in the South Marsh Island field from certain indirect subsidiaries of Shell Oil Company ("Shell"). This field ("SMI 130" or "the Acquisition") consists of two blocks: SMI 130 and SMI 131. ERT paid $10.3 million in cash and assumed Shell's pro-rata share of the related decommissioning liability. SMI 130 is located in approximately 215 feet of water, with approximately 155 wells on five 8-pile platforms.

(2)  BASIS FOR PRESENTATION

The statement of combined revenues and direct operating expenses has been derived from Shell's historical financial records and is prepared on the accrual basis of accounting. Revenues and direct operating expenses as set forth in the accompanying statement include revenues from oil and gas production, net of royalties, and associated direct operating expenses related to the net revenue interest and net working interest, respectively. These revenues and expenses in SMI 130 represent ERT's acquired interest in SMI 130.

During the periods presented, SMI 130 was not accounted for or operated as a separate division by Shell. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

This statement varies from an income statement in that it does not show certain expenses, which were incurred in connection with the ownership of SMI 130, such as general and administrative expenses, and income taxes. These costs were not separately allocated to SMI 130 in the Shell historical financial records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had SMI 130 been operated historically as a stand alone entity. In addition, these allocations, if made using historical Shell general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of SMI 130 had they been assets of ERT, due to the greatly varying size, structure, and operations between ERT and Shell. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and of those costs which would be incurred by ERT upon allocation of the purchase price. Accordingly, the financial statement and other information presented are not indicative of the financial condition or results of operations of SMI 130 going forward due to the changes in the business and the omission of various operating expenses.

For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for SMI 130.

At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in the direct operating expenses.

(3)  RELATED PARTY TRANSACTIONS

A portion of SMI 130's crude oil production was purchased by affiliates of Shell at market prices. Revenues in the accompanying statements include (in thousands) $10,818 and $5,380 for the six month periods ended June 30, 2002 and 2001, respectively, and $13,693 and $-0- for the years ended December 31, 2001 and 2000, respectively, related to such transactions.

(4)      COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Asset Purchase Agreements, Shell is obligated for any claims, litigation or disputes pending as of the effective date of July 1, 2002 or any matters arising in connection with ownership of SMI 130 prior to the effective date.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
        SUPPLEMENTAL OIL AND GAS INFORMATION OF THE OIL AND GAS PROPERTY
                        PURCHASED FROM SHELL OIL COMPANY
                                   (UNAUDITED)


OIL AND GAS RESERVE INFORMATION

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following Cal Dive reserve data related to SMI 130 represent estimates only and should not be construed as being exact. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, which have the potential to increase reserves beyond those currently envisioned.

Estimates of proved reserves are derived from quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing operating and economic conditions and rely upon a production plan and strategy.

                                                                              Gas                         Oil
                                                                             (MMCF)                     (MBLS)
                                                                      ---------------------       --------------------
Total Proved Reserves: (a)
     Balance, December 31, 1999.................................                     9,812                      5,906
     Production.................................................                    (1,634)                    (1,073)
     Discoveries................................................               -                           -
                                                                      ---------------------       --------------------
     Balance, December 31, 2000.................................                     8,178                      4,833
                                                                      =====================       ====================

(a)  Substantially all proved reserves have been developed.

                                                                              Gas                         Oil
                                                                             (MMCF)                     (MBLS)
                                                                      ---------------------       --------------------
Total Proved Reserve: (a)
     Balance, December 31, 2000.................................                     8,178                      4,833
     Production.................................................                    (2,717)                      (947)
     Discoveries................................................               -                           -
     Revisions..................................................               -                           -
                                                                      ---------------------       --------------------
     Balance, December 31, 2001.................................                     5,461                      3,886
                                                                      =====================       ====================

(a)  Substantially all proved reserves have been developed.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATIING TO PROVED OIL AND GAS RESERVES

The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities ("FAS 69"). As prescribed by FAS 69, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor.

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by Cal Dive's internal petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisition's proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.

The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of SMI 130 natural gas and oil properties. An estimate of fair value would take into account, among other things, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

The Standardized Measure of Discounted Future Net Cash Flows relating to Proved Oil and Gas Reserves attributed to the Acquisition is as follows:

                                                                                            As of December 31,
                                                                                     2001                         2000
                                                                             ---------------------         -------------------
Future cash inflows.....................................................                   $79,278                    $192,908
Future operating expenses...............................................                   (35,829)                    (50,433)
Future development and abandonment costs................................                   (26,945)                    (26,945)
Future income tax expense...............................................                    (5,776)                    (40,435)
                                                                             ---------------------         -------------------

Future net cash flows...................................................                    10,728                      75,095
10% discount rate.......................................................                     6,234                      (7,658)
                                                                             ---------------------         -------------------
Standardized measure of discounted future net
cash flows..............................................................                   $16,962                     $67,437
                                                                             =====================         ===================

Changes in the standardized measure of future net cash flows relating to proved natural gas and oil reserves are summarized below:

                                                                                      For the Year Ended December 31,
                                                                                     2001                         2000
                                                                             ----------------------        --------------------
Beginning of year.......................................................                   $67,437                     $40,852
Sales, net of production costs..........................................                   (24,567)                    (27,352)
Net change in price and production costs................................                   (65,460)                     66,488
Accretion of discount...................................................                    16,064                       9,221
Change in timing of production rates and other..........................                   (11,171)                     (4,482)
Changes in income taxes.................................................                    34,659                     (17,290)
                                                                             ----------------------        --------------------

End of year.............................................................                   $16,962                     $67,437
                                                                             =====================         ===================

                                   SCHEDULE B
                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show effects of the acquisition of the working interest of the property purchased by Cal Dive International, Inc. ("Cal Dive") from Shell Oil Company ("Shell") effective July 1, 2002.

The pro forma condensed consolidated statements of operations are presented to show net income attributable to common stock as if the Acquisition occurred effective January 1, 2001 the pro forma condensed consolidated balance sheet is based on the assumption that the Acquisition occurred effective June 30, 2002.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Cal Dive's Annual Report on Form 10-K for the year ended December 31, 2001, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and the Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Shell Oil Company included herein as Schedule A.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)


                                                      Cal Dive           Acquisition          Pro Forma
                                                     Historical          Historical          Adjustments             Pro Forma
                                                    --------------     ----------------    -----------------       -------------
REVENUES:
     Subsea and salvage........................          $163,740            $ -                 $ -                   $163,740
     Oil and gas production....................            63,401               32,621             -                     96,022
                                                    -------------      ---------------     ----------------        ------------

           Total Revenues......................           227,141               32,621             -                    259,762
                                                    -------------      ---------------     ----------------        ------------

EXPENSES:
     Operating expenses........................           125,697                8,054             -                    133,751
     Depreciation, depletion and amortization..            34,533              -                     12,914 (a)          47,447
     General and administrative expenses.......            21,325              -                        902 (c)          22,227
                                                    -------------      ---------------     ----------------        ------------

           Total Expenses......................           181,555                8,054               13,816             203,425
                                                    -------------      ---------------     ----------------        ------------

INCOME (LOSS) FROM OPERATIONS..................            45,586               24,567              (13,816)             56,337
     Net interest expense and other............             1,290              -                        155 (b)           1,445
                                                    -------------      ---------------     ----------------        ------------


INCOME (LOSS) BEFORE INCOME TAXES..............            44,296               24,567              (13,971)             54,892
     Provision for income taxes................            15,504              -                      3,700 (d)          19,204
     Minority interest.........................              (140)             -                   -                       (140)
                                                    -------------      ---------------     ----------------        ------------

NET INCOME (LOSS)..............................           $28,932              $24,567             ($17,671)            $35,828
                                                    =============      ===============     ================        ============

NET INCOME PER SHARE:
     Basic                                                  $0.89            $ -                 $ -                      $1.10
                                                    =============      ===============     ================        ============

     Diluted...................................             $0.88            $ -                 $ -                      $1.08
                                                    =============      ===============     ================        ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic                                                 32,449              -                   -                     32,449
                                                    =============      ===============     ================        ============

     Diluted...................................            33,055              -                   -                     33,055
                                                    =============      ===============     ================        ============

The accompanying notes to unaudited pro forma condensed financial statements are an integral part of these statements.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)


                                                      Cal Dive           Acquisition          Pro Forma
                                                     Historical          Historical          Adjustments              Pro Forma
                                                    --------------     ----------------    -----------------       --------------
REVENUES:
     Subsea and salvage........................          $104,030            $ -                 $ -                    $104,030
     Oil and gas production....................            22,203               14,701             -                      36,904
                                                    -------------      ---------------     ----------------        -------------

           Total Revenues                                 126,233               14,701             -                     140,934
                                                    -------------      ---------------     ----------------        -------------

EXPENSES:
     Operating expenses........................            82,267                3,252             -                      85,519
     Depreciation, depletion and amortization..            15,663             -                       6,671  (a)          22,334
     General and administrative expenses.......            12,497             -                         376  (c)          12,873
                                                    -------------      ---------------     ----------------        -------------

           Total Expenses......................           110,427                3,252                7,047              120,726
                                                    -------------      ---------------     ----------------        -------------

INCOME (LOSS) FROM OPERATIONS..................            15,806               11,449               (7,047)              20,208
Net interest expense and other.................                91             -                          78  (b)             169
                                                    -------------      ---------------     ----------------        -------------


INCOME (LOSS) BEFORE INCOME TAXES..............            15,715               11,449               (7,125)              20,039

Provision for income taxes.....................             5,500             -                       1,513  (d)           7,013
                                                    -------------      ---------------     ----------------        -------------

NET INCOME (LOSS):.............................           $10,215              $11,449              ($8,638)             $13,026
                                                    =============      ===============     ================        =============

NET INCOME PER SHARE:
     Basic.....................................             $0.30            $ -                 $ -                       $0.39
                                                    =============      ===============     ================        =============

     Diluted...................................             $0.30            $ -                 $ -                       $0.38
                                                    =============      ===============     ================        =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic.....................................            33,676             -                    -                      33,676
                                                    =============      ===============     ================        =============

     Diluted...................................            33,976             -                    -                      33,976
                                                    =============      ===============     ================        =============

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2002


                         ASSETS

                                                                 Cal Dive                Pro Forma
                                                                Historical              Adjustments             Pro Forma
                                                           --------------------     -------------------     ------------------
Cash and cash equivalents............................                   $43,596                ($10,281)               $33,315
Other current assets.................................                   104,814              -                         104,814
Net property and equipment...........................                   442,593                  35,163                477,756

Other assets.........................................                    87,003              -                          87,003
                                                           --------------------     -------------------     ------------------

TOTAL ASSETS.........................................                  $678,006                 $24,882               $702,888
                                                           ====================     ===================     ==================

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities..................................                   $90,845                    $150                $90,995
Long-term debt.......................................                   144,033              -                         144,033
Deferred credits and other non-current
Liabilities..........................................                   110,552                  24,732                135,284
                                                           --------------------     -------------------     ------------------

TOTAL LIABILITIES....................................                   345,430                  24,882                370,312

Shareholders' equity.................................                   332,576              -                         332,576
                                                           --------------------     -------------------     ------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........                  $678,006                 $24,882               $702,888
                                                           ====================     ===================     ==================


The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


BASIS OF PRESENTATION

The unaudited pro forma statement of operations for the year ended December 31, 2001, is based on the audited financial statements of Cal Dive for the year ended December 31, 2001, the audited statement of revenues and direct operating expenses for the property purchased from Shell for the year ended December 31, 2001, and the adjustments and assumptions described below.

The unaudited pro forma statement of operations for the six months ended June 30, 2002 and the unaudited pro forma balance sheet as of June 30, 2002 are based on the unaudited financial statements of Cal Dive as of and for the six months ended June 30, 2002, the unaudited Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Property Purchased from Shell for the six months ended June 30, 2002, and the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

The unaudited pro forma statements of operations reflect the following adjustments:

a. Record incremental depreciation, depletion and amortization expense ("DD&A") using the units-of-production method, resulting from the purchase of properties from Shell.

b. Record interest income reduction associated with cash paid of approximately $10.3 million to fund a portion of the purchase price. Applicable interest rates were 1.5 percent for the year ended December 31, 2001 and for the six months ended June 30, 2002.

c. Record incremental General and Administrative Expenses resulting from ERT's bonus plan.

d. Record a pro forma income tax provision, assuming a 35 percent rate, based on the pro forma change in income (loss) before income taxes.

The unaudited pro forma balance sheet reflects the following adjustments:

1. Record the purchase price of property from Shell, totaling $35.2 million funded with:

     o  Available cash on hand.

     o  Assumption of decommissioning liability.

2. Record transaction costs, primarily legal and auditing fees, relating to the purchase of property from Shell.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
                 PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
                                   (UNAUDITED)


The following table sets forth certain unaudited pro forma information concerning Cal Dive's proved oil and gas reserves as of December 31, 2001, giving effect to the purchase of property from Shell Oil Company as if it had occurred on January 1, 2001. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projection of future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

PROVED OIL AND NATURAL GAS RESERVES


                                                                                         Natural Gas
                                                               ----------------------------------------------------------------
                                                                                          Acquisition
                                                                    Cal Dive                 (MMcf)              Pro Forma
                                                               --------------------    -------------------    -----------------
Proved Reserves:
     Balance, December 31, 2000...........................                  21,711                  8,178               29,889
     Revision of previous estimates.......................                   4,479             -                         4,479
     Production...........................................                  (9,473)                (2,717)             (12,190)
     Purchases of reserves in place.......................                   1,644             -                         1,644
     Sales of reserves in place...........................                     (22)            -                           (22)
     Extensions and discoveries...........................                  35,597             -                        35,597
                                                               --------------------    -------------------    -----------------

     Balance, December 31, 2001...........................                  53,936                  5,461               59,397
                                                               ====================    ===================    =================





                                                                                             Oil
                                                               ----------------------------------------------------------------
                                                                    Cal Dive              Acquisition            Pro Forma
                                                                                            (MBbls)
                                                               --------------------    -------------------    -----------------

Proved Reserves:
     Balance, December 31, 2000...........................                   1,081                  4,833                5,914
     Revision of previous estimates.......................                     623             -                           623
     Production...........................................                    (743)                  (947)              (1,690)
     Purchases of reserves in place.......................                      53             -                            53
     Extensions and discoveries...........................                   6,844             -                         6,844
                                                               --------------------    -------------------    -----------------

     Balance, December 31, 2001...........................                   7,858                  3,886               11,744
                                                               ====================    ===================    =================

As of December 31, 2000, -0- Bbls of oil and -0- Mcf of gas of the Company's proven reserves were undeveloped. As of December 31, 2001, 6,829,000 Bbls of oil and 35,525,000 Mcf of gas were undeveloped, all of which is attributable to the Gunnison field.

                  CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
          PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES - (CONTINUED)
                                   (UNAUDITED)

The following is a summary of pro forma standardized measure of discounted future net cash flows from proved oil and gas reserves of Cal Dive as of December 31, 2001, net of income tax expense and includes the effects of the Acquisition. Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's internal petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisition's proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.

The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used but should not be viewed as indicative of fair market value nor be considered indicative of any trends. Reference should be made to Cal Dive's financial statements for the fiscal year-ended December 31, 2001, and the Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Property Purchased from Shell Oil Company included herein as Schedule A, for a discussion of the assumptions used in preparing the information presented.


FUTURE NET CASH FLOWS                                               Cal Dive              Acquisition            Pro Forma
                                                               --------------------    -------------------    -----------------

Cash inflows..............................................                $261,613                $79,278             $340,891
Production and development costs..........................                (193,916)               (62,774)            (256,690)
Income tax expense........................................                 (24,223)                (5,776)             (29,999)
                                                               --------------------    -------------------    -----------------

Future net cash flows.....................................                  43,474                 10,728               54,202
10% discount rate.........................................                 (22,029)                 6,234              (15,795)
                                                               --------------------    -------------------    -----------------

Discounted future net cash flows..........................                 $21,445                $16,962              $38,407
                                                               ====================    ===================    =================

The following table sets forth the principal sources of change in discounted future net cash flows:

FUTURE NET CASH FLOWS                                               Cal Dive              Acquisition            Pro Forma
                                                               --------------------    -------------------    -----------------
Beginning of year.........................................                 $77,713                $67,437             $145,150
     Sales, net of production costs.......................                 (50,165)               (24,567)             (74,732)
     Net change in prices, net of production
     costs ...............................................                 (68,811)               (65,460)            (134,271)
     Changes in future development costs..................                  (2,421)            -                        (2,421)
     Development costs incurred...........................                  18,247             -                        18,247
     Accretion of discount................................                   3,013                 16,064               19,077
     Net change of income taxes...........................                  30,192                 34,659               64,851
     Purchases of reserves in place.......................                     433             -                           433
     Extensions and discoveries...........................                  16,612             -                        16,612
     Sales of reserves in place...........................                      20             -                            20
     Net change due to revision in quantity
     estimates............................................                   1,604             -                         1,604
     Changes in production rates (timing)
     and other............................................                  (4,992)               (11,171)             (16,163)
                                                               --------------------    -------------------    -----------------

End of year...............................................                 $21,445                $16,962              $38,407
                                                               ====================    ===================    =================

                                 EXHIBIT INDEX



EXHIBIT NO.             DESCRIPTION
-----------             -----------
10.1                    Asset Purchase Agreement by and among Energy Resource
                        Technology, Inc. and Shell Oil Company dated August 30,
                        2002. (1)

23.1+                   Consent of PricewaterhouseCoopers LLP.

+ Filed herewith

(1) Filed as an exhibit to the Company's Form 8-K dated August 30, 2002 and filed with the Securities and Exchange Commission September 16, 2002.